Exhibit (m)(13)(i)

FIRST AMENDMENT TO THE SHAREHOLDER SERVICES AGREEMENT BY

AND BETWEEN

ING INSTITUTIONAL PLAN SERVICES, LLC

AND

GMO SERIES TRUST

THIS AMENDMENT, dated as of the 14th day of March 2014, by and among GMO Series Trust (the “Company”) and ING Institutional Plan Services, LLC (“ING”).

WITNESSETH

WHEREAS, the Company and ING entered into a Shareholder Services Agreement dated December 13, 2013 (the “Agreement”);

WHEREAS, the Company and ING desire to amend the Agreement in accordance with the terms thereof.

NOW THEREFORE, in consideration of the above premises, the Company and ING hereby amend the Agreement as follows:

The existing Attachment A, Available Funds and Applicable Fee, shall be deleted in its entirety and replaced with the attached Amended and Restated Attachment A.

IN WITNESS WHEREOF, ING and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

GMO SERIES TRUST, ON BEHALF OF EACH FUND ON ATTACHMENT A, SEVERALLY AND NOT JOINTLY*

By:	/s/ Megan Bunting
Name:	Megan Bunting
Title:	Vice President and Asst. Clerk
Date:	3/14/2014

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Michelle Sheiowitz
Name:	Michelle Sheiowitz
Title:	Vice President

*	GMO Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of GMO Series Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each series of GMO Series Trust are not binding upon any of the Trustees or shareholders individually, but are binding upon the assets and property of that series.

AMENDED AND RESTATED ATTACHMENT A

AVAILABLE FUNDS AND APPLICABLE FEE

Except as otherwise specified below, this Agreement applies to all Funds and shares of Funds that are offered by the Company or any of the Company’s affiliates.

For services rendered by ING under this Agreement, ING shall receive the following fees:

FUND	Share Class	CUSIP#	12b-1 Fee
GMO Benchmark Free Allocation Series Fund R4	R4	380131417	25
GMO Benchmark Free Allocation Series Fund R5	R5	380131391	10
GMO Benchmark Free Allocation Series Fund R6	R6	380131383	0
GMO Core Plus Bond Series Fund R4	R4	380131649	25
GMO Core Plus Bond Series Fund R5	R5	380131631	10
GMO Core Plus Bond Series Fund R6	R6	380131623	0
GMO Emerging Countries Series Fund R4	R4	380131672	25
GMO Emerging Countries Series Fund R5	R5	380131664	10
GMO Emerging Countries Series Fund R6	R6	380131656	0
GMO Foreign Fund Series Fund R4	R4	380131714	25
GMO Foreign Fund Series Fund R5	R5	380131698	10
GMO Foreign Fund Series Fund R6	R6	380131680	0
GMO Global Asset Allocation Series Fund R4	R4	380131441	25
GMO Global Asset Allocation Series Fund R5	R5	380131433	10
GMO Global Asset Allocation Series Fund R6	R6	380131425	0
GMO Global Equity Allocation Series Fund R4	R4	380131474	25
GMO Global Equity Allocation Series Fund R5	R5	380131466	10
GMO Global Equity Allocation Series Fund R6	R6	380131458	0
GMO International Bond Series Fund R4	R4	380131615	25
GMO International Bond Series Fund R5	R5	380131599	10
GMO International Bond Series Fund R6	R6	380131581	0
GMO International Developed Equity Allocation Series Fund R4	R4	380131375	25
GMO International Developed Equity Allocation Series Fund R5	R5	380131367	10
GMO International Developed Equity Allocation Series Fund R6	R6	380131359	0
GMO International Equity Allocation Series Fund R4	R4	380131516	25
GMO International Equity Allocation Series Fund R5	R5	380131490	10
GMO International Equity Allocation Series Fund R6	R6	380131482	0
GMO Quality Series Fund R4	R4	380131409	25
GMO Quality Series Fund R5	R5	380131508	10
GMO Quality Series Fund R6	R6	380131607	0
GMO U.S. Core Equity Series Fund R4	R4	380131102	25
GMO U.S. Core Equity Series Fund R5	R5	380131201	10
GMO U.S. Core Equity Series Fund R6	R6	380131300	0